DuPont de Nemours, Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Organized Under Laws Of
Name
Registrant - DuPont de Nemours, Inc.	United States
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
DDP Speciality Products India Private Limited	India
DDP Specialty Electronic Materials US 9, LLC	United States
DDP Specialty Electronic Materials US, LLC	United States
DDP Specialty Products Japan K.K.	Japan
DDP Specialty Products Korea Ltd.	Korea
DDP Specialty Products Taiwan Co., Ltd.	Taiwan
DSP S.A.S.	France
DSP Singapore Holdings Pte. Ltd.	Singapore
Du Pont China Holding Company Limited	China
Du Pont China Limited	Hong Kong
Du Pont de Nemours (Deutschland) GmbH	Germany
Du Pont Taiwan Limited	Taiwan
DuPont Acquisition (Luxembourg) S.à.r.l.	Luxembourg
DuPont De Nemours (Luxembourg) S.à.r.l.	Luxembourg
DuPont de Nemours International Sarl	Switzerland
DuPont Electronic Materials Asia, Inc., Taiwan Branch	Taiwan
DuPont Electronic Materials CMP, LLC	United States
DuPont Electronic Materials International, LLC	United States
DuPont Electronic Polymers L.P.	United States
DuPont Electronics, Inc.	United States
DuPont International Commerce (Shanghai) Co., Ltd.	China
DuPont Japan Kabushiki Kaisha	Japan
DuPont Materials (Dongguan) Co., Ltd.	China
DuPont Memcor (Australia) Pty Ltd.	Australia
DuPont Performance Products (Hong Kong) Limited	Hong Kong
DuPont Performance Products Japan Kabushiki Kaisha	Japan
DuPont Performance Products Korea Ltd.	Korea
DuPont Safety & Construction, Inc.	United States
DuPont SP Services Sarl	Switzerland
DuPont Specialty Materials (Hong Kong) Limited	Hong Kong
DuPont Specialty Materials (Shanghai) Co., Ltd.	China
DuPont Specialty Materials Korea Ltd.	Korea
DuPont Specialty Materials Singapore Pte. Ltd.	Singapore
DuPont Specialty Products GmbH & Co. KG	Germany
DuPont Specialty Products India Private Limited	India
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Korea Ltd.	Korea
DuPont Specialty Products Limited	Saudi Arabia
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products Taiwan Ltd.	Taiwan
DuPont Specialty Products USA, LLC	United States
DuPont Specialty Solutions Korea Ltd.	Korea
DuPont Styro Corporation	Japan
DuPont Technology (Shanghai) Co., Ltd.	China
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
EIDCA Specialty Products Company	Canada

EKC Technology, Inc.	United States
FilmTec Corporation	United States
Laird s.r.o.	Czech Republic
Laird Technologies (SEA) PTE Ltd.	Singapore
Laird Technologies (Shanghai) Company Limited	China
Laird Technologies (Shenzhen) Company Limited	China
Laird Technologies, Inc.	United States
Multibase S.A.	France
NITTA DuPont Incorporated	Japan
NITTA DuPont Trading Company	Japan
3313045 Nova Scotia Company	Canada
Performance Specialty Products do Brasil	Brazil
Performance Specialty Products (Singapore) Pte Ltd.	Singapore
Performance Specialty Singapore 2 Pte Ltd.	Singapore
Performance Specialty Products Asturias S.L.U.	Spain
Performance Specialty Products Iberica S.L.U.	Spain
PPC Industries Inc.	United States
Productos Especializados de Mexico DDM	Mexico
Specialty Electronic Materials Netherlands B.V.	Netherlands
Specialty Electronic Materials Switzerland GmbH	Switzerland
Spectrum Plastics Group, Inc.	United States
Zhejiang OMEX Environmental Engineering Co., Ltd.	China
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.